Exhibit 10.29
AMENDMENT 2019-1
TO
SEPARATION AGREEMENT

    THIS AMENDMENT 2019-1, dated as of [DATE] (“Effective Date”), between Radian Group Inc. (the “Company”) and [NAME] (the “Executive”) to the Separation Agreement, dated as of [DATE] (the “Agreement”).

RECITALS

    WHEREAS, the Company and the Executive previously entered into the Agreement, pursuant to which the Executive is entitled to certain payments and benefits upon the Executive’s Qualifying Termination subject to certain conditions outlined in the Agreement;

    WHEREAS, Section 16 of the Agreement provides that the Agreement may be amended pursuant to a written amendment executed by the Executive and the Company;

    WHEREAS, at a meeting of the Compensation and Human Capital Management Committee (the “Committee”) of the Board held on November 12, 2019, the Committee approved a modification to the Agreement to increase the severance multiple that would apply in the event of a Qualifying Termination from 100% to 150%; and

WHEREAS, capitalized terms used, but not defined herein, shall have the meanings given to them in the Agreement.

    NOW, THEREFORE, the Company and the Executive hereby agree that, as of the Effective Date, the Agreement shall be amended as follows:

1.    Section 4(b)(i) of the Agreement is hereby amended to read in its entirety as follows:
“(i)    The Company shall pay to the Executive an amount in cash equal to one and one-half (1.5) times the Executive's annual base salary as in effect at the Termination Date. This severance amount will be paid in equal installments in accordance with the Company's normal payroll practices over the eighteen (18) month period following the Termination Date (the “Severance Period”) to correspond to the amount paid. The first payment will be made on the first payroll date after the thirtieth (30th) day following the Termination Date, and the first payment will include the installments for the period between the Termination Date and the date of the first payment.”
2.    Section 4(b)(ii) of the Agreement is hereby amended to read in its entirety as follows:
“(ii)    The Company shall pay to the Executive a cash payment equal to one and one-half (1.5) times the Executive’s target incentive award under the Radian Group Inc. STI Incentive Plan for Employees, or any successor plan (“STI Program”) for the year in which the Termination Date occurs. The payment shall be made in a lump sum payment on the first payroll date after the thirtieth (30th) day following the Termination Date.”
3.    In all respects not modified by this Amendment 2019-1, the Agreement is hereby ratified and confirmed.

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[SIGNATURE PAGE FOLLOWS]

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    IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Amendment 2019-1 as of the Effective Date noted above.

RADIAN GROUP INC.

By:_________________________            Date: _____________________

Name: ______________________

EXECUTIVE

By:_________________________            Date: _____________________
[NAME]

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